Exhibit 10.1

ALTISOURCE RESIDENTIAL CORPORATION
Change in Control Severance Agreement
THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is dated as of [•], 2017 (the “Effective Date”), by and between Altisource Residential Corporation, a Maryland corporation (the “Company”), and [•](the “Executive”).
RECITALS
WHEREAS, Altisource Asset Management Corporation, a United States Virgin Islands corporation (the “Manager”), serves as the external manager of the Company pursuant to that certain that certain Asset Management Agreement dated March 31, 2015, between the Manager and the Company, as may be amended from time to time (the “Asset Management Agreement”);
WHEREAS, the Executive is an employee of [the Manager] [the Cayman Subsidiary], and in such capacity provides management services to the Company;
WHEREAS, the Company recognizes the value of the Executive to the Company and has determined that appropriate steps should be taken to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company; and
WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to enter into this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:
1.Term. This Agreement shall have an initial three-year term and shall renew thereafter for successive one-year terms, unless the Company provides written notice to the Executive at least 90 days prior to any then-applicable expiration date of its intent not to renew the Agreement. If, however, this Agreement is in effect at the time of a Change in Control (as defined below), then it shall not terminate prior to the second anniversary of such Change in Control; provided, that if a Qualifying Termination should occur during such period, this Agreement shall terminate when the Company’s payment obligations hereunder are satisfied. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a termination of Executive’s employment with the Employer other than as a result of a Qualifying Termination.

2.Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth below:

(a)“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b)“Asset Management Agreement” means that certain Asset Management Agreement dated March 31, 2015, between the Manager and the Company, as may be amended from time to time.

(c)“Base Salary” means the Executive’s annual base salary in effect on the Termination Date, disregarding any reduction in anticipation of, or following, a Change in Control.

(d)“Cause” means gross or willful neglect of duty that is not corrected after 30 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Employer or its reputation in the industry; or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made by the Board of Directors (or equivalent governing body) of the Employer, or a committee thereof, in its reasonable sole discretion.

(e)“Cayman Subsidiary” means AAMC Cayman SEZC Ltd., a Cayman Islands exempted company and indirect subsidiary of the Manager, or any of its successors or assigns.

(f)“Change in Control” means:

(i)The date that a reorganization, merger, consolidation, recapitalization, or similar transaction (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii)The date that a majority of members of the Company’s Board of Directors is replaced during any twenty-four (24) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii)The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter,

acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iv)The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Employer” means the Manager, the Cayman Subsidiary or any of their Affiliates, successors or assigns, as applicable, in such entity’s capacity as the legal employer of the Executive at the relevant time.

(i)“Good Reason” means, without the consent of the Executive: (i) a reduction in the Executive’s Base Salary or target annual bonus, (ii) the notification of the Executive by the Employer that the Employer shall require the Executive to relocate his or her primary place of service with the Employer to a site that is more than 50 miles from both the Executive’s current primary place of service and the Executive’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Executive including, without limitation, a termination of the Asset Management Agreement for any reason other than the occurrence of a “Cause Event” (as defined in the Asset Management Agreement) resulting in the Executive no longer having responsibility to manage the primary assets managed by the Manager immediately prior to a Change in Control; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (a) the Executive delivers to the Employer a written statement of the basis for Executive’s belief that Good Reason exists within 120 days following the date such basis first arises, (b) the Employer fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (c) Executive actually resigns within 90 days of such failure to cure.

(j) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(k)“Protection Period” means the period commencing upon the date of consummation of a Change in Control and expiring on the second anniversary thereof.

(l)“Qualifying Termination” means the occurrence of any of the following during the Protection Period:

(i)A termination of the Executive’s employment by the Employer without Cause; or

(ii)Executive’s resignation from the Employer with Good Reason.

(m)“Termination Date” means the date that Executive experiences a Qualifying Termination.

3.Severance Benefits.

(a)Components. Subject to Section 4, if the Executive experiences a Qualifying Termination, the Company shall provide Executive with the following payments and benefits:

(i)Salary Payment. An amount equal to [•] times Executive’s Base Salary (the “Salary Payment”);

(ii)Bonus Payment. An amount equal to [•] times the Executive’s target annual bonus amount for the year of termination (the “Bonus Payment”);

(iii)Prorated Bonus Payment. An amount equal to the product of (A) Executive’s target annual bonus amount for the year of termination and (B) a fraction, the numerator of which is the number of days from January 1 through the Termination Date, and the denominator of which is 365 (such amount, the “Prorated Bonus Payment”);

(iv)Medical Benefits. An amount equal to 18 times the monthly premium (if any) paid by Employer for medical, dental and vision insurance coverage for the Executive and his eligible dependents immediately prior to the Qualifying Termination (the “Medical Benefits”);

(v)Equity Acceleration. Immediate vesting, lapse of restriction and full exercisability with respect to all equity or equity-based awards granted to the Executive under any Company equity plans (the “Equity Acceleration”);

(vi)Prior-Year Bonus. To the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Executive’s Termination Date occurs determined in good faith on a basis consistent with the Employer’s annual incentive compensation program as in effect immediately prior to the Change of Control, and payable on the later of (i) the payment date determined pursuant to Section 3(b) below and (ii) the date that such bonus would have been paid had the Executive remained employed; and

(vii)Accrued Benefits. All base salary earned or accrued but unpaid through the Termination Date; reimbursement for any and all monies advanced in connection with the Executive’s service for reasonable and necessary business expenses incurred by the Executive through the Termination Date; any earned and accrued but unused vacation pay; and all other payments and benefits to which the Executive may be entitled following Executive’s Qualifying Termination under the terms and conditions of any then-existing employee compensation or benefit plan, program, policy or arrangement of the Employer (collectively, the “Accrued Benefits”).

(b)Timing. Except as otherwise required by law or set forth above, any amounts payable hereunder shall be made in a lump-sum payment in cash on the 60th day following the Termination Date (the “Payment Date”).

(c)Offset. Notwithstanding anything herein to the contrary, the amount of the lump sum payment under Section 3(b) hereof shall be reduced (but not below zero) by either or both of the following, taken together, without duplication:

(i)The value of any comparable severance benefits, but excluding any equity or equity-based severance benefits, to which Executive may be entitled from the Company, the Manager or any of their respective Affiliates pursuant to any plan, agreement, contract or other arrangement; and

(ii)The amount of any compensatory payments, but excluding any equity or equity-based compensatory payments, that Executive has received or to which Executive is entitled as of the Payment Date as a result of or in connection with a Residential Change of Control (as defined in the Asset Management Agreement), either alone or in combination with any other event, whether related to Section 16 of the Asset Management Agreement or otherwise, and whether payable by the Company, the Manager, any party to such Residential Change of Control, any of their respective Affiliates or any other Person, in all cases, as determined by the Company’s Board of Directors in its good-faith discretion prior to the date of such Residential Change of Control.

4.Release of Claims and Covenant Not to Sue. The Company’s obligation to provide the Salary Payment, Bonus Payment, Prorated Bonus Payment, Medical Benefits and Equity Acceleration (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days following the Termination Date, and (b) such Release Agreement becoming effective and irrevocable within 29 days following the Termination Date in accordance with its terms. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if the Release Agreement has not been timely executed and delivered to the Company and become effective and irrevocable. The parties agree that, except as set forth in Section 4 hereof or as otherwise required by law, the Executive shall not be entitled to receive any compensation or benefits after the Termination Date.

5.Section 280G Reduction. In the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 5, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under the Plan and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (ii) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to Executive. Any determination required under this Section 5 shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding. The Company and the Executive shall provide the accounting firm with such information and documents as the accounting firm may reasonably request in order to make a determination under this Section 5.

6.General Provisions.

(a)Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.

(b)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:	Altisource Residential Corporation
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
Attention: General Counsel

If to Executive, at Executive’s then-current primary mailing address as indicated in the Company’s records.
(c)Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(d)Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

(e)Entire Agreement; Interaction with Other Agreements. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.

(f)Governing Law. Any dispute, controversy or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Maryland without regard to conflict-of-law or choice-of-law principles.

(g)Section 409A.

(i)The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company or the Manager be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.

(ii)A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 6(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(iii)For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.

(h)Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALTISOURCE RESIDENTIAL CORPORATION

_________________________________
Name:
Title:

EXECUTIVE

_________________________________
Name:

[Signature Page to Change in Control Severance Agreement]

EXHIBIT A
FORM OF RELEASE AND COVENANT NOT TO SUE AGREEMENT

THIS RELEASE AND COVENANT NOT TO SUE (this “Release Agreement”), dated as of [•], is by and between Altisource Residential Corporation, a Maryland corporation (the “Company”), and [•] (the “Executive”).
RECITALS
WHEREAS, the Company and the Executive previously entered into a Change in Control Severance Agreement, dated as of [•], 2017 (the “Severance Agreement”);
WHEREAS, the Executive has experienced a Qualifying Termination effective [•]; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Severance Agreement.
NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.General Release and Covenant Not to Sue.

(a)In consideration of the Executive’s right to receive the severance benefits set forth in Section 3(i) - (v) of the Severance Agreement, the Executive, on behalf of himself and his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to for purposes of Section 1 as the “Executive”), hereby agrees to irrevocably and unconditionally waive, release and forever discharge the Company and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, predecessors, current, former and future officers, directors, employees, trustees, fiduciaries, administrators, executives, agents, representatives, investors, successors and assigns (collectively, the “Company Released Parties”) from any and all waivable claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic (hereinafter collectively referred to as “claims”) which he has now or in the future may claim to have against any or all of the Company Released Parties based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to the date of the Executive’s execution of this Release Agreement in any way whatsoever relating to or arising out of Executive’s employment by the Company, Manager, and/or Cayman Subsidiary, or the termination of such employment. Such claims include, without limitation, claims arising under the Civil Rights Acts, the Age Discrimination in Employment Act (“ADEA”), the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Maryland Equal Pay Act, Maryland’s anti-discrimination statute (Title 20 of the State Government

Article of the Maryland Annotated Code), [any Virgin Islands laws relating to labor or employment (including, but not limited to, Title 24 of the Virgin Islands Code),] [any Cayman Islands laws relating to labor or employment (including, but not limited to, the Cayman Islands’ Labour Law)], and any other federal, state or local statutory laws relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise or any other federal, state or local constitution, statute, rule, or regulation, including, but not limited to, any ordinance addressing fair employment practices, any claims for employment or reemployment by the Company Released Parties, any common law claims, including but not limited to actions in tort, defamation and breach of contract, any claim or damage arising out of the Executive’s employment with or separation from the Company Released Parties (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; and any and all claims for counsel fees and costs.

(b)The Executive understands that he is releasing the Company Released Parties from claims that he may not know about as of the date of the execution of this Release Agreement, and that it is his knowing and voluntary intent even though the Executive recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Release Agreement. Nevertheless, the Executive understands that he is expressly assuming that risk and agrees that this Release Agreement shall remain effective in all respects in any such case. The Executive expressly and completely waives all rights he might have under any law that is intended to protect him from waiving unknown claims, and the Executive understands the significance of doing so.

(c)In consideration of the terms set forth in this Release Agreement, the Executive represents that the Executive has not filed or permitted to be filed against the Company Released Parties any charges, complaints or lawsuits, and the Executive covenants and agrees that the Executive will not file or permit to be filed any lawsuits at any time hereafter with respect to the subject matter of this Release Agreement and claims released pursuant to this Release Agreement (including, without limitation, any claims relating to the termination of the Executive’s employment), except as may be necessary to enforce this Release Agreement or to seek a determination of the validity of the waiver of the Executive’s rights under ADEA.

(d)The Executive understands and agrees that nothing in this Release Agreement, limits or interferes with the Executive’s right, without notice to or authorization of the Company, to communicate in good faith with any Government Agency for the purpose of reporting a possible violation of law, or to participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Government Agency. As used in this Release Agreement, “Government Agency” shall mean the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or any other federal, state or local governmental agency or commission. In the event the Executive files a charge or complaint with a Government Agency, or a Government Agency asserts a claim on the Executive’s behalf, the Executive agrees that his release of claims in this Release Agreement shall nevertheless bar the Executive’s right (if any) to any monetary or other recovery (including reinstatement), except the Executive does not waive: (i) the Executive’s right to receive a whistleblower award from a Government Agency for information provided to such Government Agency, (ii) any recovery to which the Executive may be entitled pursuant to workers’ compensation and unemployment insurance laws, and (iii) any other right where a waiver is expressly prohibited by law. Further, nothing in this Release Agreement prevents or waives the Executive’s right to challenge the validity of this Release Agreement under the ADEA as amended by the Older Workers Benefit Protection Act (the “OWBPA”) or otherwise.

(e)Nothing in this Section 1, or elsewhere in this Release Agreement, is intended as, or shall be deemed or operate as, a release by the Executive (i) of any claims for payments to which the Executive is entitled under the express language of Section 3 of the Severance Agreement, (ii) of any claims for vested benefits under any employee benefit plan of the Company, (iii) of any rights of the Executive as a shareholder of the Company or any of its subsidiaries, and (iv) of any right that the Executive had immediately prior to his termination of employment to be indemnified by any Company Released Party or to coverage under any directors and officers insurance policy and any run-off policy thereto.

2.No Admission of Liability. It is understood that nothing in this Release Agreement is to be construed as an admission on behalf of the Company Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

3.Acknowledgements.

(a)The Executive acknowledges that:

(i)Before entering into this Release Agreement, the Executive has had the opportunity to consult with any attorney or other advisor of the Executive’s choice, and the Executive has been advised to do so if the Executive chooses;

(ii)The Executive has entered into this Release Agreement of the Executive’s own free will, and that no promises or representations have been made to the Executive by any person to induce the Executive to enter into this Release Agreement other than the express terms set forth herein and in the Severance Agreement;

(iii) The Executive has read this Release Agreement and understands all of its terms, including the release of claims and covenant not to sue set forth in Section 1 above;

(iv)The Severance Payment as defined and set forth in Section 3(i) - (v) of the Severance Agreement is in consideration of this release of claims and covenant not to sue, and constitutes consideration in addition to anything of value to which the Executive is already entitled;

(v)The Executive has twenty-one (21) days within which to consider this Release Agreement (although the Executive may choose voluntarily to sign it earlier);

(vi)The Executive has seven (7) days following the date the Executive signs this Release Agreement to revoke this Release Agreement by delivering a written notice of such revocation to:

Altisource Residential Corporation
c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
Attention: General Counsel; and

(vii)This Release Agreement shall not become effective or enforceable until the first (1st) day following the end of the seven (7) day revocation period; provided that the Executive has signed, returned and not revoked this Release Agreement in accordance with the terms hereof.

4.Miscellaneous.

(a)Governing Law. This Release Agreement shall be construed under and enforced in accordance with the laws of the State of Maryland.

(b)Prior Agreements. Unless stated otherwise expressly herein, the terms and conditions of the Retention and Severance Agreement shall remain in full force and effect.

(c)Construction. There shall be no presumption that any ambiguity in this Release Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Release Agreement shall be decided neutrally without regard to authorship.

(d)Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

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IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date first written above.

ALTISOURCE RESIDENTIAL CORPORATION

_________________________________
Name:
Title:

EXECUTIVE

_________________________________
Name: